UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2016

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14989 (Commission File Number)	25-1723342 (IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania (Address of principal executive offices)		15219 (Zip Code)
(412) 454-2200
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 17, 2016, WESCO International, Inc. (the “Company”) announced that David S. Schulz is joining the Company as Senior Vice President and Chief Financial Officer on October 17, 2016. Mr. Schulz, age 51, served as Senior Vice President and Chief Operating Officer of Armstrong Flooring, Inc. from April 2016 to October 2016, as Senior Vice President and Chief Financial Officer of Armstrong World Industries, Inc. from November 2013 to March 2016, and as Vice President, Finance of the Armstrong Building Products division from June 2011 to November 2013. Mr. Schulz will receive an annual base salary of $525,000, with a target bonus of 75% up to a total bonus opportunity of 150% of his base salary. For 2016, Mr. Schulz will receive a bonus at the target amount, pro-rated for the period of employment with the Company. Mr. Schulz will receive an initial restricted stock unit grant of $1,000,000, which will cliff vest after three years from the grant date, and he is eligible to receive a matching stock appreciation rights award equal to the number of shares purchased within the first twelve months of employment of up to two times his annual base salary which will vest proportionately over three years. He will be entitled to receive severance payments equal to one-year’s base salary and an amount based on a prorated bonus calculation, if he is terminated by the Company without cause or if he terminates his employment for good reason. He will be bound by restrictive covenants in the form of non-competition and non-solicitation of employees during the term of his employment and for a period of one year thereafter. Mr. Schulz will be entitled to indemnification per the terms of an indemnification agreement as set forth in Exhibit 10.24 to the Company’s Form 10-K filed on February 22, 2016.
Mr. Timothy A. Hibbard, who had been serving as Vice President, Controller and as interim Chief Financial Officer since May 2016 will continue as Vice President and Controller.

There are no and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Schulz that are required to be disclosed by Item 404(a) of Regulation S-K.

On October 17, 2016, the Company issued a press release announcing that Mr. Schulz is joining the Company as Senior Vice President and Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibit
Exhibit 99.1    Press Release, dated October 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.
(Registrant)

October 17, 2016	By:	/s/ John J. Engel
(Date)		John J. Engel
Chairman, President and Chief Executive Officer